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                                                                       EXHIBIT 5

                                 July 8, 1994

Lyondell Petrochemical Company
1221 McKinney Street, Suite 1600
Houston, Texas 77002

  RE: Lyondell Petrochemical Company
      Secondary Offering of Common Stock

Gentlemen:

  I have acted as general counsel for Lyondell Petrochemical Company (the "Company") in connection with the registration of an aggregate of 39,921,400 shares (the "Shares") of Common Stock, par value $1.00 per share, of the Company ("Common Stock") in connection with the offering by Atlantic Richfield Company
("ARCO") of    % Exchangeable Notes due         , 1997 ("Exchangeable Notes") of
ARCO that are exchangeable at the option of ARCO at their maturity for shares of Common Stock of the Company, all as described in the Company's Registration Statement on Form S-3, Registration No. 33-53483, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended ("Registration Statement").

  In such capacity, I have familiarized myself with the Articles of Incorporation of the Company and the Bylaws of the Company and have examined certain resolutions of the Board of Directors of the Company that I have deemed necessary to examine for the purposes of this opinion. I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents examined as originals, the conformity to original documents of all documents examined as certified or photostatic copies and the authenticity of the originals of such copies. As to facts material to the opinion expressed herein that were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of ARCO, the Company and others.

  In rendering the opinion set forth below, I have assumed that the Shares for which Exchangeable Notes will be exchanged consist only of shares of Common Stock that are issued and outstanding on the date hereof.

  Based upon my examination as aforesaid, I am of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

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Lyondell Petrochemical Company
July 8, 1994
Page 2

  The foregoing opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

  The foregoing opinion is limited in all respects to matters governed by the General Corporation Law of the State of Delaware.

  I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of my name in the prospectus that constitutes a part of the Registration Statement under the caption "Certain Legal Matters." In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,


                                    /s/ Jeffrey R. Pendergraft